EMPLOYMENT AGREEMENT


     Employment Agreement (the "Agreement"), dated February 21, 1997 by and between Physicians Resource Group, Inc., a Delaware corporation (the "Company"), and Richard M. Owen ("Employee").

                         R E C I T A L S

     1.   The  Company  and  Employee   are  parties  to  that   certain
Employment Agreement dated April, 1995 (the "Old Employment Agreement").

     2.   The  Company  and  Employee   desire  to  terminate  the   Old
Employment Agreement and enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and conditions contained herein, the parties hereto agree as follows:

     Section 1.     Employment.   The Company  hereby agrees  to  employ
Employee, and Employee hereby accepts employment by the Company, upon the terms and subject to the conditions hereinafter set forth.

     Section 2. Duties. Employee shall serve as the President of the Company. Except as otherwise provided pursuant to Section 11 hereof, Employee agrees to devote his full time and best efforts to the performance of his duties to the Company. Employee acknowledges that the executive offices of the Company will be located in Dallas, Texas.

     Section 3. Term. Except as otherwise provided in Section 6 hereof, the term of this Agreement shall be for two years (Initial
Term), commencing on the date of this Agreement. This Agreement shall be automatically renewed thereafter for successive one year terms unless either party gives to the other written notice of termination no fewer than ninety (90) days prior to the expiration of any such term that it does not wish to extend this Agreement.

     Section 4. Compensation and Benefits. In consideration for the services of the Employee hereunder, the Company will compensate Employee as follows:

          (a) Base Salary. Commencing on the date hereof, Employee shall be entitled to receive a base salary of $250,000.00 per annum or as increased from time to time by the Board of Directors of the Company or the Option and Compensation Committee of the Board of Directors (Compensation Committee) thereof.

          (b) Bonus. Employee shall be eligible to receive a bonus each year during the term of this Agreement in accordance with a bonus plan to be established annually by the Compensation Committee. The bonus plan for fiscal 1997 is attached to this Agreement as Exhibit A.

         (c)  Benefits.   During  the term  of  this  Agreement, Employee
     shall be entitled to participate in and receive benefits under any and all employee benefit plans and programs which are from time to time generally made available to the executive employees of the Company, subject to approval and grant by the appropriate committee of the Board of Directors of the Company with respect to programs calling for such approvals or grants.

               Section 5. Expenses. It is acknowledged by the parties that Employee, in connection with the services to be performed by him pursuant to the terms of this Agreement, will be required to make payments for travel, entertainment of business associates and similar expenses. The Company will reimburse Employee for all reasonable expenses of types authorized by the Company and incurred by Employee in the performance of his duties  hereunder.
           Employee will comply with  such budget limitations and  approval and reporting  requirements  with  respect  to  expenses  as  the
          Company may establish from time to time.

               Section 6. Termination. Employee's employment hereunder will commence on the date of this Agreement and continue until the end of the Initial Term and any renewals of such term, except that the employment of Employee hereunder will terminate earlier upon the occurrence of the following events:

                    (a) Death or Disability. Employee's employment will terminate immediately upon the death of Employee during the term of his employment hereunder or, at the option of the Company, in the event of Employee's disability, upon 30 days notice to Employee. Employee will be deemed disabled if, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties with the Company on a full-time basis for 120 consecutive business days. In the event of the termination of this Agreement pursuant to this subsection, Employee will not be entitled to any severance pay or other compensation except for any portion of his base salary accrued but unpaid from the last monthly payment date to the date of termination and expense reimbursements under Section 5 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

                    (b) For Cause. The Company may terminate the Employee employment for "Cause" immediately upon written notice by the Company to Employee. For purposes of this Agreement, a termination will be for Cause if: (i) Employee willfully and continuously fails to perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), (ii) Employee willfully engages in gross misconduct materially and demonstrably injurious to the Company or (iii) Employee has been convicted of a felony. In the event of the termination of this Agreement pursuant to this subsection, Employee will not be entitled to any severance pay or other compensation except for any portion of his base salary accrued but unpaid from the last monthly payment date to the date of termination and expense reimbursements under Section 5 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

                    (c) By Company Without Cause. The Company may terminate this Agreement at any time for any reason without cause. In the event of the termination of this Agreement pursuant to this subsection at any time prior to 90 days before the expiration of the Initial Term , the Company will pay Employee, as Employee's sole remedy in connection with such termination, severance pay in the amount determined by multiplying (i) Employee's monthly base salary at the rate in effect immediately preceding the termination of Employee's employment, by (ii) the greater of twelve (12) months or the remaining number of months of employment in the Initial Term payable in equal monthly payments in arrears. The Company will also pay Employee the portion of his base salary accrued but unpaid from the last monthly payment date to the date of termination and expense reimbursements under Section 5 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

                    (d) By Company Without Cause at the End of the Initial Term and Thereafter. The Company may terminate this Agreement at the end of the Initial Term and annually thereafter upon the anniversary date of this Agreement by providing to the Employee ninety (90) days prior written notice of its election to terminate this Agreement, such termination being effective as of the 90th day after notice is delivered. In the event of termination of this Agreement pursuant to this subsection, the Company will pay to Employee as Employee's sole remedy in connection with such termination, severance pay in the amount of Employee's monthly base salary at the rate in effect immediately preceding the termination of Employee's employment from the date of termination for twelve months from the date of termination, which severance will be paid by the Company in equal monthly payments in arrears. The Company will also pay the Employee for expense reimbursements under Section 5 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

                    (e) By Employee Without Cause at the End of the Initial Term and Annually Thereafter. Employee may terminate this Agreement at the end of the Initial Term and annually thereafter upon the anniversary date of this Agreement by providing to the Company ninety (90) days prior written notice of his election to terminate this Agreement, such termination being effective as of the 90th day after notice is delivered. In the event of termination of this Agreement pursuant to this subsection, the Company will continue to pay to Employee Employee's monthly base salary from the date of delivery of notice of termination until the earlier of
               (i) the next annual anniversary of the date of this Agreement or (ii) 90 days from the date of termination of employment and Employee will be entitled to receive expense reimbursements under Section 5 hereof for expenses incurred in the performance of his duties hereunder prior to the date of termination.

               Section 7.     Effect  of  Termination  on  Options.     The
          Employee has been granted options to purchase shares of the Company's Common Stock and may continue to be granted such options from time to time. The effect of the termination of the Employee's employment on such options shall be determined by this Section. In the event of a conflict between the termination provisions of an option agreement and the provisions of this Agreement the terms of this Agreement shall control, except that if the reason that the terms of an option agreement conflict with the terms of this Agreement is necessary for the option in question to constitute an "incentive stock option" under the Internal Revenue Code, the Employee, in his discretion, may at the time of termination of employment elect to have the termination provisions of the option agreement control to the extent necessary to allow the option in question to constitute an "incentive stock option" under the Internal Revenue Code. Otherwise all options for the purposes of this Agreement shall be treated as nonqualified.

                    (a) If the Employee voluntarily leaves the employment of the Company in breach of this Agreement, his options will automatically expire.

                    (b) If Employee dies or becomes disabled, as defined in Section 6(a), while employed by the Company, his options shall become fully exercisable on the date of his death or disability and shall expire twelve months thereafter unless by its terms it expires sooner.

                    (c) If the Employee's employment with the Company is terminated for Cause, as defined in Section 6(b), his options will automatically expire.

                    (d) If the Employee's employment with the Company is terminated without cause, pursuant to Section 6(c), his options will remain exercisable and will vest and expire in accordance with the terms of the applicable option agreements.

                    (e) If Employee's employment with the Company is terminated by the Company pursuant to Section 6(d), his options that are vested as of the termination date shall remain exercisable for a period of twelve months after the termination date and shall expire at the end of such twelve month period and the options that would have vested during the twelve months following the termination date shall vest upon the termination date, shall remain exercisable for a period of twelve months after the termination date and expire at the end of such twelve month period.

                    (f) If the Employee's employment with the Company is terminated by Employee pursuant to Section 6(e), his options that are vested as of the termination date shall remain exercisable for a period of twelve months after the termination date and shall expire at the end of such twelve month period .

               Section 8.     Change In Control Termination Payment.

                    (a)  Termination Payment.

                         (i) Amount. Notwithstanding anything to the contrary contained in Section 6 hereof, in the event Employee's employment with the Company terminates for any reason (other than death) within the twelve month period following a Change In Control (as defined in subsection 8(b) hereof) occurring after the date of this Agreement, the Company will pay Employee a lump sum payment (the "Termination Payment") in cash equal to 2.99 times the sum of the items in the following subsections (I) through (VI):

                              (I) Employee's annual base compensation determined by reference to his base salary in effect immediately prior to the Change In Control;

                              (II) 50% of the  maximum bonus that  Employee
                         could receive under the management incentive bonus plan established by the Compensation Committee of the Board of Directors of the Company for the year in which the Change In Control occurs, assuming all incentives and financial targets were achieved that are necessary to require payment of the largest bonus amount by the Company to Employee;

                              (III)     the  amount   of  Employee's   base
                         salary accrued but unpaid from the last monthly payment date to the date of termination;

                              (IV) expense reimbursement  under  Section  5
                         hereof for expenses incurred in the performance of his duties hereunder prior to the termination of his employment with the Company;

                              (V) any other benefit accrued but unpaid as of the date of such termination; and

                              (VI) the  estimated  cost   to  Employee   of
                         obtaining medical, dental, life and disability insurance coverage for a period of eighteen months after the expiration of his continuation (COBRA) rights; provided that such coverage will be substantially similar to the coverage provided to Employee by the Company immediately prior to the Change In Control; and provided further that this subsection 8(a)(i)(VI) will be applied without regard to, and the amount payable under this subsection 8(a)(i)(VI) is in addition to, any continuation (COBRA) rights or conversion rights under any plan provided by the Company, which rights are not affected by any provision hereof.

                         (ii) Time for Payment; Interest.  The Company will
                    pay the Termination Payment to Employee concurrent with Employee's termination of employment. The Company's obligation to pay to Employee any amounts under this
                    Section 8, including without limitation the Termination Payment, will bear interest at the maximum rate allowed by law until paid by the Company, and all accrued and unpaid interest will bear interest at the same rate, all of which interest will be compounded daily.

                         (iii) Payment Authority. Any officer of the Company (other than Employee) is authorized to issue and execute a check, initiate a wire transfer or otherwise effect payment on behalf of the Company to satisfy the Company's obligations to pay all amounts due to Employee under this Section 8.

                         (iv) Termination.  The Company's obligation to pay
                    the Termination Payment will not be affected by the manner in which Employee's employment with the Company is terminated. Without limiting the generality of the foregoing, the Company will be obligated to pay the Termination Payment regardless of whether Employee's termination of employment is voluntary, involuntary, for cause, without cause, in violation of any employment agreement or other agreement in effect at the time of the Change In Control, or due to Employee's retirement or disability. Employee's notice of his termination of employment in connection with a Change In Control may be made by any means.

                    (b) Change In Control. A Change In Control will be deemed to have occurred for purposes hereof (i) when a change of stock ownership of the Company of a nature that would be required to be reported in response to Item 6(e) of
               Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any successor Item of a similar nature has occurred; or (ii) upon the acquisition of beneficial ownership, directly or indirectly, by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of securities of the Company representing 33% or more of the combined voting power of the Company's then outstanding securities; or (iii) a change during any period of two consecutive years of a majority of the members of the Board of Directors of the Company for any reason, unless the election, or the nomination for election by the Company's shareholders, of each director was approved by a vote of a majority of the directors then still in office who were directors at the beginning of the period; provided that a Change In Control will not be deemed to have occurred for purposes hereof with respect to any person meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Securities Exchange Act of 1934, as amended.

                    (c) Arbitration. Any controversy or claim arising out of or relating to this Section 8, or the breach thereof, will be settled exclusively by arbitration in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in, and enforced by, any court having jurisdiction thereof.

                    (d) No Right To Continued Employment. This Section 8 will not give Employee any right of continued employment or any right to compensation or benefits from the Company except the rights specifically stated herein.

                    (e) Exercise of Stock Options. Notwithstanding anything to the contrary contained herein, all of Employee's options to purchase the Company's Common Stock will become immediately exercisable upon a Change In Control.

               Section 9.     Confidential    Information.         Employee
          recognizes and acknowledges that certain assets of the Company and its affiliates, including without limitation information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, and trade secrets (hereinafter called "Confidential Information") are valuable, special and unique assets of the Company and its affiliates. Employee will not, during or after his term of employment, disclose any of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required pursuant to his employment hereunder, unless and until such Confidential Information becomes publicly available other than as a consequence of the breach by Employee of his confidentiality obligations hereunder. In the event of the termination of his employment, whether voluntary or involuntary and whether by the Company or Employee, Employee will deliver to the Company all documents and data pertaining to the Confidential Information and will not take with him any documents or data of any kind or any reproductions (in whole or in part) of any items relating to the Confidential Information.

               Section 10. Noncompetition. Until two years after termination of Employee's employment hereunder, Employee will not
          (i) engage directly or indirectly, alone or as a shareholder, partner, officer, director, employee or consultant of any other business organization, in any business activities which relate to the acquisition and consolidation of medical practices which were either conducted by the Company at the time of Employee's termination or Proposed to be Conducted (as defined herein) by the Company at the time of such termination (the Designated Industry), (ii) divert to any competitor of the Company in the Designated Industry any customer of Employee, or (iii) solicit or encourage any officer, employee, or consultant of the Company to leave its employ for employment by or with any competitor of the Company in the Designated Industry. The parties hereto acknowledge that Employee's noncompetition obligations hereunder will not preclude Employee from (i) owning less than 5% of the common stock of any publicly traded corporation conducting business activities in the Designated Industry or (ii) serving as an officer, director, stockholder or employee of an entity engaged in the healthcare industry whose business operations are not competitive with those of the Company, provided that if during the term of this Agreement Employee is serving as an officer, director or employee of another entity, the amount of time spent by Employee in connection with such service taken together with the amount of consulting time spent by Employee in accordance with Section 11 shall not exceed 10% of his professional time or two (2) days per month. _Proposed to be Conducted_, as used herein, shall include those business activities which are the subject of a formal, written business plan approved by the Board of Directors prior to termination of Employee's employment and which the Company takes material action to implement within 12 months of the termination of Employee's employment. Employee will continue to be bound by the provisions of this Section 10 until their expiration and will not be entitled to any compensation from the Company with respect thereto. If at any time the provisions of this Section 10 are determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10 will be considered divisible and will become and be immediately amended to only such area, duration and scope of activity as will be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Employee agrees that this Section 10 as so amended will be valid and binding as though any invalid or unenforceable provision had not been included herein.

               Section 11. Consulting. During the term of this Agreement, Employee may devote up to 10% of his professional time or two (2) days per month to a consulting business independent from the Company.

               Section 12.  Old Employment Agreement.

                    (a) Termination. The Company and Employee agree that the Old Employment Agreement is hereby terminated.

                    (b) Release by Company. The Company, its employees, officers, directors, shareholders, affiliates, parents, subsidiaries, divisions, predecessors, successors, assigns, agents, and legal representatives forever release and discharge Employee and his predecessors, successors, assigns, heirs, agents, and legal representatives of and from any and all claims, demands, controversies, debts, actions, or causes of action, of whatever nature or character, whether now known or unknown, related to or in any way arising out of the Old Employment Agreement. No waiver of a breach by Employee of the Old Employment Agreement that arises out of this release shall be deemed to constitute a waiver of a breach by Employee of this Agreement.

                    (c) Release by Employee. Employee, his successors, assigns, heirs, agents, and legal representatives forever release and discharge the Company and its employees, officers, directors, shareholders, affiliates, parents, subsidiaries, divisions, successors, assigns, agents and legal representatives of and from any and all claims, demands, controversies, debts, actions, or causes of action, of whatever nature or character, whether now known or unknown, related to or in any way arising out of the Old Employment Agreement, including, without limitation, any obligations by the Company related to payment to Employee of a bonus related to fiscal 1996. No waiver of a breach by the Company of the Old Employment Agreement shall be deemed to constitute a waiver of a breach by the Company of this Agreement.

               Section 13.    General.

                    (a) Notices. Except as provided in Section 8(a) hereof, all notices and other communications hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication will have specified to the other party hereto in accordance with this Section 13(a):

               If to the Company, to:               with a copy to:

               Physicians Resource Group, Inc.      Jackson & Walker, L.L.P.
               Three Lincoln Centre, Suite 1540     901 Main Street, Suite 6000
               5430 LBJ Freeway                     Dallas, Texas  75202
               Dallas, TX 75240                     Attn:  James  S. Ryan, III
               Attn:  Chief Executive Officer       Fax No.:  (214) 953-5822
               Fax No.: (972) 982-8299


               If to Employee, to:

               Richard M. Owen
               4814 Cedar
               Bellaire, Texas 77401


                    (b) Withholding; No Offset. All payments required to be made by the Company under this Agreement to Employee will be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law. No payment under this Agreement will be subject to offset or reduction attributable to any amount Employee may owe to the Company or any other person.

                    (c) Equitable Remedies. Each of the parties hereto acknowledges and agrees that upon any breach by Employee of his obligations under any of Sections 9 and 10 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

                    (d) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                    (e) Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder will impair such right, power or privilege, nor will any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

                    (f) Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

                    (g)  Captions.  The captions in this Agreement are  for
               convenience  of  reference  only  and  will  not  limit   or
               otherwise affect any of the terms or provisions hereof.

                    (h) Reference to Agreement. Use of the words "herein," "hereof," "hereto" and the like in this Agreement refer to this Agreement only as a whole and not to any particular subsection or provision of this Agreement, unless otherwise noted.

                    (i) Binding Agreement. This Agreement will be binding upon and inure to the benefit of the parties and will be enforceable by the personal representatives and heirs of Employee and the successors of the Company. If Employee dies while any amounts would still be payable to him hereunder, such amounts will be paid to Employee's estate. This Agreement is not otherwise assignable by Employee.

                    (j) Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and may not be amended except by a written instrument hereafter signed by each of the parties hereto.

                    (k) Governing Law. This Agreement and the performance hereof will be construed and governed in accordance with the laws of the State of Texas, without regard to its choice of law principles.

               EXECUTED as of the date and year first above written.

                                        PHYSICIANS RESOURCE GROUP, INC.


                                        By:
                                             _____________________________
                                        Its:
                                             _____________________________


                                        EMPLOYEE

                                        _______________________________
                                        RICHARD M. OWEN